Exhibit 32.1
CERTIFICATION UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(UNITED STATES CODE, TITLE 18, CHAPTER 63, SECTION 1350)
ACCOMPANYING ANNUAL REPORT ON FORM 10-K OF
ALTISOURCE PORTFOLIO SOLUTIONS S.A. FOR THE YEAR ENDED
DECEMBER 31, 2021
In connection with the Annual Report on Form 10-K of Altisource Portfolio Solutions S.A. (the “Company”) for the year ended December 31, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), William B. Shepro, as Chairman and Chief Executive Officer of the Company, and Michelle D. Esterman, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

(1)    The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ William B. Shepro	By:	/s/ Michelle D. Esterman
	William B. Shepro		Michelle D. Esterman
	Chairman and Chief Executive Officer		Chief Financial Officer
	(Principal Executive Officer)		(Principal Financial Officer and Principal Accounting Officer)
	March 4, 2026		March 4, 2026